SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 16, 2002

AmeriCredit Automobile Receivables Trust 2001-C

(Exact Name of Registrant as specified in its charter)

United States	333-44924	88-0506219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
c/o AmeriCredit Financial Services, Inc.
Attention: Daniel E. Berce
801 Cherry Street, Suite 3900
Fort Worth, TX 76102
(Address of Principal Executive Office)

(817) 302-7000
Registrant’s phone number

Item 5.                    Other Events

Information relating to distributions to Noteholders for the August 2002 Collection Period of the Registrant in respect of the Class A-1 Asset Backed Notes, Class A-2 Asset Backed Notes, Class A-3 Floating Rate Asset Backed Notes, and Class A-4 Asset Backed Notes (collectively, the “Notes”) issued by the Registrant.  The performance of the Receivables held by the Registrant, together with certain other information relating to the Notes, is contained in the Preliminary Servicer’s Certificate and the Servicer’s Certificate for the referenced Collection Period. Both of which Certificates are provided to Noteholders pursuant to the Sale and Servicing Agreement dated as of September 10, 2001 between the Registrant, AFS Funding Corp., as Seller, AmeriCredit Financial Services, Inc., as Servicer, and The Chase Manhattan Bank, as Backup Servicer and Trust Collateral Agent (the “Agreement”).

.

Item 7.                             Financial Statements, Exhibits

Exhibit No.	Exhibit
99.1	Preliminary Servicer’s Certificate and Servicer’s Certificate for the August 2002 Collection Period relating to the Notes issued by the Registrant pursuant to the Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AmeriCredit Automobile Receivables Trust 2001-C

By:  AmeriCredit Financial Services, Inc., as Servicer

/s/	Daniel E. Berce
Daniel E. Berce
Vice Chairman and
Chief Financial Officer

September 16, 2002

EXHIBIT INDEX

Exhibit
99.1	Preliminary Servicer’s Certificate and Servicer’s Certificate for the August 2002 Collection Period relating to the Notes issued by the Registrant.